LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("AGREEMENT") IS MADE AND EFFECTIVE AS OF MAY 2, 2000 BY AND BETWEEN VITAMINERALHERB.COM CORP., A NEVADA CORPORATION ("GRANTOR"), AND CHARLES CHEUNG ("LICENSEE"), WITH REFERENCE TO THE FOLLOWING FACTS:

1. Grantor owns and operates an Internet marketing system for vitamins, minerals, nutritional supplements, and other health and fitness products (the "Products") in which Grantor offers Products for sale from various suppliers on Grantor's Web Site.

2. Licensee desires to market the Products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers ("Customer(s)") in the Territory, as hereinafter defined. Customers will be able to buy the Products on a continuing basis through Grantor's Web Site.

NOW THEREFORE, in consideration of the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:

1.   Scope  of  Agreement.   This  Agreement  shall  govern  all  Products  sold
     --------------------
     through Grantor's Web Site to Customer(s). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the Product(s) to be ordered through Grantor's Web Site. The parties agree that Exhibit A will be amended to include similar information with respect to any future orders of the same product or any future Product ordered by Licensee or Customers. Pricing may be amended from time to time on the Web Site, and in the event of a conflict between the pricing on the Web Site and the pricing in Exhibit A, the price posted on the Web Site at the time of order shall obtain. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER, THE TERMS OF THIS AGREEMENT WILL CONTROL.

2.   Grant of  License;  Territory.  Territory  shall be the  state of  Arizona.
     ------------------------------
     Grantor grants to Licensee the exclusive rights to market the Products in the Territory through the Web Site.

3.   Consideration.  The  parties  acknowledge  that this  License is granted in
     -------------
     consideration for the mutual promises, warranties and covenants contained in that certain Settlement Agreement by and between the parties and others, dated May 2, 2000.

4.   Manufacture  of  Products.  All Products  marketed  through  Grantor's  Web
     -------------------------
     Site shall be manufactured, packaged, prepared, and shipped in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Product's weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete, Products shall be manufactured and shipped in accordance with industry standards.

5.   Labeling;  Packaging.  Products  shall be  labeled  with  Standard  Labels,
     --------------------
     except for Private Label Products, as described herein. Standard labels shall contain all information necessary to conform to regulatory and industry requirements.

6.   Private  Label  Products.   Vitamins,   minerals,  herbs,  and  nutritional
     ------------------------
     supplement products may be available for sale with labels customized for the Customer ("Private Label Products"). Grantor shall cause supplier to affix to Private Label Products labels furnished by Customer which are consistent with supplier's labeling equipment and meet all federal and/or state labeling requirements for the Product(s) ordered. Pricing for Private Label Products shall be as determined by supplier and posted on the Web Site by Grantor, and the price posted on the Web Site at time of order shall obtain.

7.   Shipping.  Shipping  shall be by UPS ground  unless  Customer  requests and
     --------
     pays for overnight shipping by UPS. Grantor will post shipping and handling fees for overnight shipping on the Web Site. The price posted at the time of order shall obtain. All orders from supplier's stock shall be shipped within seventy-two (72) hours of receipt of the order. Items not in stock (back orders) shall be shipped on a timely basis, but not later than four to six weeks from time of order.

8.   Products and Pricing.  The initial  pricing for the Product(s) is set forth
     --------------------
     on Exhibit A. The price may be amended from time to time, and such amendments will be posted on the Web Site. The price posted at the time of order shall obtain. Terms are payment by credit card or electronic funds transfer at time of purchase.

9.   Minimum  Order  Quantities  for  Vitamin,   Mineral,   and/or   Nutritional
     ---------------------------------------------------------------------------
     Supplements.  The minimum order quantity is 100 bottles per formulation for
     -----------
     standard Products. Customer Formulas, as defined herein, shall have minimum order quantities of 5,000 units.

10.  Web Site  Maintenance;  Fees.  Grantor  shall  maintain  Grantor's Web Site
     ----------------------------
     (the "Web Site"). The Web Site shall post current prices for all Products. Customers will be able to obtain unique identification codes ("Userid(s)") and select passwords on the Web Site. Grantor shall maintain the Web Site in a manner that ensures secure Internet financial transactions. Licensee shall pay Grantor a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web Site.

11.  Orders.   All  Products  shall  be  ordered  through  the  Web  Site.   In
     ------
     jurisdictions in which sales tax would be collected on retail sales of the Products, Licensee shall ensure that each Customer provides a sales tax ID number for exemption from sales tax. Licensee shall assist its Customer to register on the Web Site. Each Customer shall be issued a Userid and shall select a password upon registration. Upon ordering, Customer must pay for Product by credit card, debit card, or by electronic funds transfer ("e-check") and all funds will be remitted to Grantor. Upon receipt of


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     order, Grantor  will email the supplier to purchase the Product(s) ordered.
     Supplier will drop-ship the order directly to the Customer in accordance with Section 7, "Shipping."

12.  Sharing  of  Profits;  Sales  Reports.  Licensee  and  Grantor  shall  each
     -------------------------------------
     receive one-half of the profit on all sales made through the Web Site by Licensee. Grantor agrees to pay supplier for the Product purchased upon receipt of cleared funds. Grantor will retain its one-half share of the profit and will remit the balance to Licensee by the tenth day of the month following sales. Grantor further agrees to provide Licensee with a Monthly Sales Report of all sales made by Licensee through the Web Site detailing the purchases from each Customer. Grantor will e-mail the Monthly Sales Report to Licensee by the tenth day of the month following such sales.

13.  Warranties  and  Indemnification.   Grantor  warrants  that  all  Products,
     --------------------------------
     including Joint Formula Products but not including Customer Formula Products, shall be fit for the purpose for which produced and shall be in full and complete compliance with all local, state, and federal laws applicable thereto. Grantor warrants that all Custom Products shall be manufactured in accordance with Customer's specifications. Grantor warrants that all non-Private Label Products shall be correctly and accurately described on each label affixed thereto, and that all labeling affixed thereto shall be in full and complete compliance with all local, state, and federal laws applicable thereto. Grantor warrants, covenants and certifies that its supplier(s)' manufacturing facilities comply with applicable federal, state, city, county, and municipal laws, rules, regulations, ordinances, and codes in all material respects. Grantor hereby agrees to indemnify, hold harmless and defend Licensee, its Customers, Buyers, affiliates, directors, officers, agents and representatives from and against any loss, claim, and expense (including attorneys fees and costs, and costs of a recall of Product) incurred or suffered as a consequence of Grantor's breach of its product warranties as set forth herein.

14.  Nature  of  Relationship.  (a)  This  Agreement  does  not  constitute  nor
     ------------------------
     empower the Licensee as the agent or legal representative of Grantor for any purpose whatsoever. Licensee is and will continue to be an independent contractor.

          (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United
     States' Federal Trade Commission Rule: Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation.

          (c) Licensee is not prohibited by this Agreement from pursuing other business opportunities or other employment.

15.  Rights in Formulas.
     -------------------

     (a) Customer Formulas. Any formula provided exclusively by Licensee's Customer shall be owned by Customer ("Customer Formula"), provided that such Customer Formula does not substantially duplicate an existing Grantor formula. Grantor agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.

     (c) Joint Formulas. If Grantor and Customer jointly create a formula ("Joint Formula"), such Joint Formula will be jointly owned by the parties. Grantor agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Grantor without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Grantor shall be free to sell products containing the Joint Formula to other customers.

16.  Term of  Agreement;  Breach of Agreement.  This  Agreement  shall  continue
     ----------------------------------------
     for three (3) years, and shall be automatically renewed unless one of the parties provides ninety (90) days written notice of termination to the other party. Licensee may terminate this Agreement for any reason at any time upon ninety (90) days written notice to Grantor. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of breach. Upon notice from the non-breaching party, the breaching party shall have fourteen (14) days to cure the breach, after which period, if not cured, the Agreement shall be automatically terminated. In no event shall Grantor be required to accept or deliver product under any purchase order if Grantor has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Grantor.

17.  Trade  Secrets.   Grantor  and   Licensee(s)  are  the  owners  of  certain
     --------------
     products,  technology,  information,  customer lists, services,  processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each party's business which data is not publicly known and derives economic value from not being publicly known (collectively "Trade Secrets"). Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this
     Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

18.  Governing Law;  Dispute  Resolution.  This  Agreement  shall be governed by
     -----------------------------------
     Washington law in accordance with the Dispute Resolution Agreement attached hereto as Exhibit B.

19.  Miscellaneous   Provisions.   This   Agreement   constitutes   the   entire
     -------------------------
     Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:

     If  to  Vitamineralherb.Com,  Inc.:     Mr.  David  R.  Mortenson
                                             PO  Box  5034
                                             Alvin,  TX  77512-5034

     If  to  Licensee:                       b2b.com  Inc.
                                             2828  SW  Marine  Drive
                                             Vancouver,  BC  V6N  3X9
                                             Canada

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                            VITAMINERALHERB.COM  CORP.
                                            A  NEVADA  CORPORATION


  /s/                                 By:  /s/
-------------------------------          ---------------------------------------
Charles  Cheung                             David  R.  Mortenson

                                    EXHIBIT A
                             PRODUCT SPECIFICATIONS

In the event of any inconsistency between the terms of Customer's purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.

Short  Product  Name:  _____________________________

Exact  Product  Ingredients  and  Percentages:




Other  Product  Specifications:

Color:  ___________  Tablet  Type:  ____________  Consistency:______________

Weight:  _______  Bottle  Size/Color:____________  Bottle  Count:  ___________

Cotton  Insert:____ Bottle Seal:____ Shrink Wrap Neck Band:___ Silicon Pack:____

Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.

Labels: Labels and/or boxes to be provided by Customer [identify any size]______

Labels/Boxes  to  be  Received  by  [date]  _____  to  ensure  timely  delivery

Master  Pack/Wrapping/Palleting  Requirements (if any):_________________________

Ship  to  Address:  _________________________________________________

Order  Quantity:  (minimum  5,000  BOTTLES):  ________

Price:  _____________  FOB  IFM's  facility  in  San  Diego,  CA.

Delivery  Dates(s):  _______________________________________

Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified _________________________

Purchase  Order  Number:  ________________

Date  of  Purchase  Order:  ________________

                                    EXHIBIT B
                          DISPUTE RESOLUTION AGREEMENT

     THIS DISPUTE RESOLUTION AGREEMENT ("DISPUTE RESOLUTION AGREEMENT") IS ENTERED INTO AND EFFECTIVE AS OF MAY 2, 2000 BY AND BETWEEN VITAMINERALHERB.COM CORP., A NEVADA CORPORATION, AND B2B.COM INC., A WASHINGTON CORPORATION.

1.   INTENT OF PARTIES.  The  parties  desire to  establish  a quick,  final and
     -------------------
     binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing Agreement dated April 25, 2000 between the parties ("Agreement"). As used in this Dispute Resolution Agreement, the term "dispute" is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to, or involving the Agreement or the transactions evidenced by the Agreement (collectively "Dispute").

2.   NEGOTIATION.  It  is  the  intent  of  the  parties  that  any  Dispute  be
     -----------
     resolved informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:

     A.   Correspondence.  Either party may initiate negotiation  proceedings by
          --------------
          writing a certified or registered letter, return receipt requested, to the other party referencing this Dispute Resolution Agreement, setting forth the particulars of the Dispute, the term(s) of the Agreement involved and a suggested resolution of the problem. The recipient of the letter must respond within ten (10) days after its receipt of the letter with an explanation and response to the proposed solution.

     B.   Meeting.  If  correspondence  does not resolve the  Dispute,  then the
          -------
          authors of the letters or their representatives shall meet on at least one occasion and attempt to resolve the matter. Such meeting shall occur not later than thirty (30) days from the parties' last correspondence. If the parties are unable to agree on the location of such a meeting, the meeting shall be held at Grantor's corporate offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation (as provided below) by written notice to the other party.

3.   MEDIATION.
     ---------

     A.   Selection  of  Mediator.  There  shall  be a single  mediator.  If the
          ---------------------
          parties cannot agree upon an acceptable mediator within ten (10) days of termination of the negotiation, each party shall select one mediator from a list of not less than five (5) mediators provided by the other party. These two mediators shall select a third mediator who shall serve as the sole mediator.

     B. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be held in Seattle, Washington. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.

4.   FINAL  AND  BINDING  ARBITRATION.  Should  any  Dispute  (or part  thereof)
     --------------------------------
     remain between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in Seattle, Washington pursuant to the provision of R.C.W. 7.04. Procedurally, the arbitration will be conducted in conformity with Washington Mandatory Arbitration Rules 5.1 - 5.4 and the following provisions, which shall supersede the R.C.W. in the event of any inconsistency:

     A. Selection of Arbitrator(s). There shall be a single arbitrator, except in the case where the amount in dispute exceeds $100,000, in which case there shall be three arbitrators. If the parties cannot agree upon acceptable arbitrator(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third arbitrator who shall serve as the sole arbitrator or the third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.

     B.   Discovery.  No discovery shall be permitted,  absent a showing of good
          ---------
          cause. Any discovery request should be reviewed with the knowledge that this dispute resolution process was mutually agreed upon and bargained for by the parties with the intent to provide a cost-effective and timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to protect the minimum due process rights of the parties.

     C.   Equitable Remedies. Any party shall have the right to seek a temporary
          ------------------
          restraining order, preliminary or permanent injunction or writ of attachment, without waiving the negotiation, mediation and arbitration provision hereof. Any other form of equitable or provisional relief and all substantive matters relating to the Dispute shall be determined solely by the arbitrator(s).

     D.   Attorney's Fees;  Arbitration  Costs. Each party may be represented by
          ------------------------------------
          an attorney or other representative selected by the party. The costs of the arbitration shall be borne equally by the parties. Each party shall bear its own attorneys'/representatives' fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys' fees to the other party.

     E.   Scope  of   Arbitration;   Limitation  on  Powers  of   Arbitrator(s);
          ----------------------------------------------------------------------
          Applicable  Law. No party may raise new claims against the other party
          ---------------
          in the arbitration not raised in the mediation. The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall not have the power to award treble, punitive or exemplary damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in the Agreement. The arbitrator(s) shall apply the law of the State of Washington, or federal law, in those instances in which federal law applies.

     F.   Designation of  Witnesses/Exhibits;  Duration of Arbitration  Process;
          ----------------------------------------------------------------------
          Written Decision.  At least thirty (30) days before the arbitration is
          ----------------
          scheduled to commence, the parties shall exchange lists of witnesses and copies of all exhibits intended to be used in arbitration. The arbitration shall be completed within 90 days of the selection of the first arbitrator. The arbitrator(s) shall render a written decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be performed. Judgment upon the award may be entered in any court of competent jurisdiction.

5.   MISCELLANEOUS
     -------------

     A.   Enforcement of Negotiation/Mediation  Provisions. If a party demanding
          ------------------------------------------------
          such compliance with this Agreement obtains a court order directing the other party to comply with this Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.

     B.   Severability. Should any portion of this Dispute Resolution Agreement
          ------------
          be found to be invalid or unenforceable such portion will be severed from this Dispute Resolution Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the effectiveness of this Dispute Resolution Agreement in achieving the stated intent of the parties.

     C.   Confidentiality.  The parties agree that they will not disclose to any
          ---------------
          third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration award. This confidentiality obligation shall not extend to the party's employees, spouses, accountant, bankers, attorneys or insurers or in the event that disclosure is otherwise required by law.

     D.   Time to Initiate  Claims.  An aggrieved  party must mail and the other
          --------------------------
          party must receive the correspondence which initiates negotiation proceedings in connection with a Dispute as specified in Paragraph 2(A) (1) within one (1) year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the "One Year Statute of Limitations"). No Dispute may be raised under this Dispute Resolution Agreement after the expiration of the One Year Statute of Limitations.

     E.   Entire  Agreement.  These dispute  resolution  provisions  express the
          ----------------
          entire agreement of the parties and there are no other agreements, oral or written, concerning dispute resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the drafter. This Dispute Resolution Agreement may only be modified in a writing signed by both parties.

     F.   Successors.  This  Dispute  Resolution  Agreement  is binding upon and
          ----------
          inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.

     G.   Venue and  Jurisdiction.  Venue  and  exclusive  jurisdiction  for any
          -----------------------
          action arising out of or related to this Dispute Resolution Agreement (including, but not limited to, equitable actions contemplated by Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution Agreement) shall be in the state courts for the County of King, Washington, or the federal court for the Western District of Washington.

      H.  Notice.  Any notice or communication required to be given hereunder
          ------
          shall be in writing and shall be mailed via the United States Postal Service by Certified Mail or Registered Mail, Return Receipt Requested, or by Federal Express or other overnight courier which can document delivery, to the address of the party to be served as shown below (or such other address as the party shall from time to time notify). Such notice shall be deemed to have been served at the time when the same is received by the party being served.

          Vitamineralherb.com  Corp.:     David  R.  Mortenson,  President
                                          PO  Box  5034
                                          Alvin,  TX  77512-5034
                                          Phone:  281-331-5580
                                          Fax:  281-331-9442

          b2b.com  Inc.:                  Charles  Cheung
                                          1828  SW  Marine  Drive
                                          Vancouver,  BC  V6N  3X9
                                          Canada
                                          Phone:  604-657-2819

     I.   Acknowledgment of Legal Effect of this Dispute  Resolution  Agreement.
          ----------------------------------------------------------------------
          By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so under the authority of the Washington Mandatory Arbitration Rules. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution Agreement and enter into it knowingly and voluntarily.

          IN WITNESS WHEREOF, the parties have entered into this Dispute Resolution Agreement as of the date first above written.

                                                VITAMINERALHERB.COM  CORP.
                                                A  NEVADA  CORPORATION


    /s/                                         By:   /s/
------------------------------------               -----------------------------
Charles  Cheung                                    David  R.  Mortenson